                                                                     [LOGO]
                                                                       Whirlpool
                                                                     CORPORATION


                                                  CONTACT: Whirlpool Corporation
                                                  Media: Tom Kline, 269/923-3738
                                              thomas_e_kline@email.whirlpool.com
                                        Financial: Thomas Filstrup, 269/923-3189
                                           thomas_c_filstrup@email.whirlpool.com

      WHIRLPOOL CORP. REPORTS 4/th/ QUARTER AND FULL-YEAR RESULTS FOR 2002;

                           COMPANY POSTS RECORD SALES;

         Results Include Charges to Complete Global Restructuring Effort

BENTON HARBOR, Mich., Feb. 5, 2003--Whirlpool Corporation (NYSE:WHR) today announced fourth-quarter 2002 results, highlighted by record sales and a solid operating performance that was in line with expectations.

Charges for the restructuring initiative and the company's previously announced write-off of aircraft-lease assets were reflected in a fourth-quarter net loss of $29 million, or $0.42 per diluted share, compared to net earnings of $21 million, or $0.31 per diluted share, in the prior year period. Excluding fourth-quarter charges, core earnings of $113 million increased 4 percent from the prior year period. Core earnings of $1.64 per diluted share compared to $1.58 per diluted share in the fourth quarter of 2001.

Net sales of $2.9 billion increased 11 percent from the prior year period. Excluding consolidated sales from the company's acquisitions in 2002--Polar S.A. of Poland and Vitromatic S.A. de C.V. of Mexico--and the impact from currency translations, net sales increased 7 percent.

For the full year, record net sales of $11 billion were up 6 percent from 2001, or 5 percent excluding consolidated sales from the company's acquisitions in 2002 and the impact from currency translations.

"Despite the economic uncertainties in virtually every market in which we compete worldwide, our operations delivered record sales and a solid operating performance," said David R. Whitwam, Whirlpool's chairman and chief executive officer. "Much of the improvement is due to Whirlpool's brand and innovation strategies and the success of our new product introductions in every part of the world. During the quarter, we also recorded final charges for the company's global restructuring effort that began in December 2000. When fully implemented, the restructuring is expected to reduce annual costs by more than $200 million. The fourth-quarter contributions from restructuring, productivity and innovation have strengthened our global business portfolio and positioned our operations for continued growth in 2003."

Fourth-Quarter Earnings Reconciliation
The following table reconciles the comparison of 2002 and 2001 fourth-quarter earnings. The company believes this additional view of earnings provides shareholders with relevant information about the company's performance. The core, or non-GAAP, comparison of quarterly earnings excludes the following charges (after tax): the previously disclosed write-off of aircraft lease assets in discontinued operations; restructuring and related activities; recognition of goodwill impairment relating to an acquisition in Asia; and the completion of product recall-related activities.

                                    --more--

 ADMINISTRATIVE CENTER-BENTON HARBOR, MICHIGAN 49022. TELEPHONE: 616-923-5000.
                             www.whirlpoolcorp.com
   page two--Whirlpool Corp. Reports 4/th/ Qtr. And Full-Year Results for 2002

                                                                                  Fourth Qtr. 2002            Fourth Qtr. 2001
                                                                            ------------------------      ---------------------
                                                                              Earnings         EPS         Earnings        EPS
                                                                            -----------      -------      -----------    ------
                                                                            in millions                   in millions
        Net earnings (loss) - GAAP                                           $     (29)      $ (0.42)      $     21       $  0.31
            Aircraft lease asset write-off                                          43          0.62              -             -
                                                                            ----------       -------      ---------       -------
        Earnings from continuing operations                                  $      14       $  0.20       $     21       $  0.31
            Restructuring and related charges                                       84          1.23             91          1.32
            Goodwill impairment                                                      9          0.13              -             -
            Charges related to product recall                                        6          0.08             (3)        (0.05)
                                                                            ----------       -------      ---------       -------
        Total adjustments to earnings from continuing operations             $      99       $  1.44       $     88       $  1.27
                                                                            ----------       -------      ---------       -------
        Core earnings from operations                                        $     113       $  1.64       $    109       $  1.58
                                                                            ==========       =======      =========       =======

Fourth Quarter Global Highlights

..    Improvement in operating performance was in line with expectations

..    North America sales were a record for the company

..    Europe and Asia posted improved sales and operating profit

..    Latin America operating profit improved significantly from the prior year

..    The company recorded charges to complete its global restructuring initiative

..    The company successfully completed the integration of Vitromatic S.A. de
     C.V. and Polar S.A.

..    With the addition of fourth-quarter introductions--including the KitchenAid brand Briva in-sink dishwasher, Whirlpool brand Polara refrigerated range, and the Gladiator GarageWorks brand line of innovative storage systems and appliances for the garage--the company set a record for the most product innovations in a single year.

..    Whirlpool brand introduced the Family Studio to the U.S. builder market in
     January 2003. Designed to transform the traditional laundry space, Family Studio brings together a full range of fabric-care products enclosed in custom cabinetry. Family Studio includes the Duet front loading washer/dryer pair, Personal Valet clothes vitalizer, a new fabric drying closet and other innovative fabric-care products.

Fourth-Quarter Region Review

Whirlpool North America delivered record sales of $1.9 billion during the quarter with a 16-percent improvement from the prior year period, or 9 percent excluding Whirlpool Mexico. Much of the improvement was based on the market success of innovative products introduced in 2002 by the Whirlpool and KitchenAid brands. Whirlpool Mexico also contributed record sales results during the quarter, a reflection of the company's success in integrating the 2002 acquisition. Operating profit was down slightly from the previous year period due to reduced pension credit, higher spending for brand advertising and innovation initiatives, and reduced production volume to balance inventory levels during the quarter. The Whirlpool brand Duet front loading washer/dryer pair continued to generate strong consumer interest and demand in the market.

U.S. appliance industry unit shipments increased 7 percent compared to the prior year.

                                    --more--
page three--Whirlpool Corp. Reports 4/th/ Qtr. And Full-Year Results for 2002

Whirlpool Europe's sales of $623 million improved 13 percent, or 2 percent excluding currency translations, in a market where industry unit shipments declined by 3 percent. Within a region environment of low GDP growth, declining demand and aggressive pricing, the company delivered an operating profit margin improvement of 1.2 percentage points compared to the prior year period. Contributing to the improvement was the market success of new product innovations--including the Whirlpool brand Duet washer and the new European side-by-side refrigerator--productivity gains and benefits from restructuring.

Whirlpool Latin America's performance was affected by economic and political factors in Brazil and throughout the region. Sales of $316 million were down 12 percent, or up 9 percent excluding currency translations. Operating profit improved 12 percent from the prior-year period. The improvement was due to increased production of appliances for export sales through Whirlpool's worldwide distribution network, and savings from productivity and restructuring initiatives.

Appliance industry unit shipments were flat compared to the prior year period.

Whirlpool Asia delivered record sales and operating profit during the quarter. Sales of $108 million grew by 13 percent, and operating profit margin improved by 1.4 percentage points. The results were driven by strong growth in China and continuing growth in the company's leading market position in India.

Final Charges Recorded for Global Restructuring Initiative

During the quarter, the company recorded restructuring and related charges of $107 million pre-tax ($84 million after-tax). The charges relate to manufacturing rationalization initiatives in North America, Europe, Latin America and Asia.

The fourth-quarter costs were the final charges associated with Whirlpool's global restructuring initiative first announced in December 2000. In total, the initiative has resulted in restructuring and related charges of $373 million. When fully implemented, the global restructuring is expected to result in annualized savings of more than $200 million.

Pension Equity Adjustments, Expenses and Assumptions

Due to the decline of the U.S. equity markets and the resulting lower value of the company's pension fund assets at Dec. 31, 2002, the company was required to record an additional minimum pension liability. As a result, the company recorded a $151 million, after tax, non-cash charge to equity in the fourth quarter.

As previously announced, Whirlpool expects to recognize a $63 million pension expense in 2003, based on lower asset-return rate and discount-rate assumptions associated with the company's U.S. pension plans. For 2003, the rate-of-return assumption for the company's U.S. plans is 8 3/4 percent, down from 10 percent in 2002. The discount rate is 6 3/4 percent, down from 7 1/2 percent in 2002. The company also currently anticipates a $20 million cash contribution to its U.S. pension fund in 2003.

Full-Year Results

For the year, the company reported a net loss of $394 million, or $5.68 per diluted share compared to net earnings of $21 million, or $0.31 per diluted share, in 2001. Full-year net earnings were significantly affected by a non-cash, after-tax goodwill impairment charge of $613 million related to a change in accounting principle; a $121 million after-tax charge for restructuring and related activities; and a $43 million after-tax write-off of aircraft lease assets in discontinued operations.

                                    --more--
page four--Whirlpool Corp. Reports 4/th/ Qtr. And Full-Year Results for 2002

Excluding one-time charges, full-year core earnings of $420 million, or $6.07 per diluted share, compared to $371 million, or $5.45 per diluted share, in 2001.

Full-year net sales of $11 billion compared to $10.3 billion in 2001. Free cash flow of $290 million exceeded the company's full-year forecast.

Outlook

"Entering 2003, economic uncertainty continues in most markets in which we participate," said Whitwam. "Nevertheless, based on the ongoing savings and efficiencies resulting from our completed restructuring initiative and other productivity efforts, Whirlpool is well positioned to manage these uncertainties. We also expect the cross-region benefits of our unique global platform and the ongoing innovation activities by our global brands to drive Whirlpool's growth and leadership position throughout 2003."

Based on current economic and industry forecasts for markets around the world, the company expects full-year earnings in 2003 to be in the range of $6.20 to $6.40 per share.

Additional operating segment information is available in the "Investors" section of www.whirlpoolcorp.com. At 9:30 a.m. (ET) Wednesday, Feb. 5, 2003, the company will be hosting a conference call, which can be heard by visiting www.whirlpoolcorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances, with annual sales of over $11 billion, 65,000 employees, and nearly 50 manufacturing and technology research centers around the globe. The company markets Whirlpool, KitchenAid, Brastemp, Bauknecht, Consul and other major brand names to consumers in more than 170 countries. Additional information about the company can be found on the Internet at www.whirlpoolcorp.com.

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2003 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

                                      # # #

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                              WHIRLPOOL CORPORATION
                        FOR THE PERIOD ENDED DECEMBER 31
              (millions of dollars except share and dividend data)

                                                                       Three Months Ended            Pro-forma  Three Months Ended
                                                              ----------------------------------    --------------------------------
                                                                  2002                   2001          2002               2001
                                                              ------------           -----------    ----------        --------------
Net sales                                                          $ 2,947               $ 2,647       $ 2,947          $ 2,647

EXPENSES:
    Cost of products sold                                            2,266                 1,989         2,251            1,971
    Selling, general and administrative                                457                   436           449              430
    Intangible amortization                                             10                     7             1                7
    Product recall costs                                                 9                    (5)            -                -
    Restructuring costs                                                 85                    83             -                -
                                                              ------------           -----------    ----------        ---------
                                                                     2,827                 2,510         2,701            2,408
                                                              ------------           -----------    ----------        ---------
OPERATING PROFIT                                                       120                   137           246              239

OTHER INCOME (EXPENSE):
    Interest and sundry income (expense)                               (22)                  (25)          (22)             (25)
    Interest expense                                                   (35)                  (34)          (35)             (34)
                                                              ------------           -----------    ----------        ---------
EARNINGS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES AND OTHER ITEMS                                           63                    78           189              180

          Income taxes                                                  42                    46            65               58
                                                              ------------           -----------    ----------        ---------
EARNINGS CONTINUING OPERATIONS BEFORE
 EQUITY EARNINGS AND MINORITY INTERESTS                                 21                    32           124              122

          Equity in earnings (loss) of affiliated companies             (2)                   (6)           (2)              (6)
          Minority interests                                            (5)                   (5)           (9)              (7)
                                                              ------------           -----------    ----------        ---------
EARNINGS FROM CONTINUING OPERATIONS                                     14                    21           113              109

          Loss from discontinued operations, net of tax                (43)                    -             -                -
                                                              ------------           -----------    ----------        ---------
NET EARNINGS (LOSS)                                                $   (29)              $    21       $   113          $   109
                                                              ============           ===========    ==========        =========

Per share of common stock:
    Basic earnings from continuing operations                      $   .20               $   .31       $  1.65          $  1.62
    Loss from discontinued operations, net of tax                     (.63)                    -             -                -
                                                              ------------           -----------    ----------        ---------
    Basic net earnings (loss)                                      $  (.43)              $   .31       $  1.65          $  1.62
                                                              ============           ===========    ==========        =========

    Diluted earnings from continuing operations                    $   .20               $   .31       $  1.64          $  1.58
    Loss from discontinued operations, net of tax                     (.62)                    -             -                -
                                                              ------------           -----------    ----------        ---------
    Diluted net earnings (loss)                                    $  (.42)              $   .31       $  1.64          $  1.58
                                                              ============           ===========    ==========        =========

    Dividends declared                                             $   .34               $   .34       $   .34          $   .34
                                                              ============           ===========    ==========        =========

Note: Pro-forma results exclude restructuring and related charges within COGS and SG&A in 2002 and 2001, an impairment charge related to aircraft leases in 2002, goodwill write-off of an Asian entity in 2002, and costs associated with a product recall initiated in 2001.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                              WHIRLPOOL CORPORATION
                        FOR THE PERIOD ENDED DECEMBER 31
              (millions of dollars except share and dividend data)

                                                                                      Year-to-Date           Pro-forma  Year-to-Date
                                                                                -----------------------      -----------------------
                                                                                   2002         2001            2002         2001
                                                                                ----------   ----------      ----------   ----------
Net sales                                                                        $ 11,016     $ 10,343        $ 11,016     $ 10,343

EXPENSES:
    Cost of products sold                                                           8,464        7,925           8,421        7,872
    Selling, general and administrative                                             1,736        1,639           1,719        1,630
    Intangible amortization                                                            14           28               5           28
    Product recall costs                                                                9          295               -            -
    Restructuring costs                                                               101          150               -            -
                                                                                ----------   ----------      ----------   ----------
                                                                                   10,324       10,037          10,145        9,530
                                                                                ----------   ----------      ----------   ----------
OPERATING PROFIT                                                                      692          306             871          813

OTHER INCOME (EXPENSE):
    Interest and sundry income (expense)                                              (54)         (51)            (53)         (51)
    Interest expense                                                                 (143)        (162)           (143)        (162)
                                                                                ----------   ----------      ----------   ----------
EARNINGS FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES AND OTHER ITEMS                                                        495           93             675          600

           Income taxes                                                               193           43             233          207
                                                                                ----------   ----------      ----------   ----------
EARNINGS CONTINUING OPERATIONS BEFORE
  EQUITY EARNINGS AND MINORITY INTERESTS                                              302           50             442          393

         Equity in earnings (loss) of affiliated companies                            (27)          (4)             (5)          (4)
         Minority interests                                                           (13)         (12)            (17)         (18)
                                                                                ----------   ----------      ----------   ----------
EARNINGS FROM CONTINUING OPERATIONS                                                   262           34             420          371

         Loss from discontinued operations, net of tax                                (43)         (21)              -            -
         Cumulative effect of change in accounting principle, net of tax             (613)           8               -            -
                                                                                ----------   ----------      ----------   ----------
NET EARNINGS (LOSS)                                                              $   (394)    $     21        $    420     $    371
                                                                                ==========   ==========      ==========   ==========

Per share of common stock:
    Basic earnings from continuing operations                                    $   3.86     $    .51        $   6.19     $   5.56
    Loss from discontinued operations, net of tax                                    (.62)        (.32)              -            -
    Cumulative effect of change in accounting principle, net of tax                 (9.03)         .12               -            -
                                                                                ----------   ----------      ----------   ----------
    Basic net earnings (loss)                                                    $  (5.79)    $    .31        $   6.19     $   5.56
                                                                                ==========   ==========      ==========   ==========

    Diluted earnings from continuing operations                                  $   3.78     $    .50        $   6.07     $   5.45
    Loss from discontinued operations, net of tax                                    (.62)        (.31)              -            -
    Cumulative effect of change in accounting principle, net of tax                 (8.84)         .12               -            -
                                                                                ----------   ----------      ----------   ----------
    Diluted net earnings (loss)                                                  $  (5.68)    $    .31        $   6.07     $   5.45
                                                                                ==========   ==========      ==========   ==========

    Dividends declared                                                           $   1.36     $   1.36        $   1.36     $   1.36
                                                                                ==========   ==========      ==========   ==========

     Note: Pro-forma results exclude changes in accounting principles in 2002 and 2001, restructuring and related charges within COGS and SG&A in 2002 and 2001, impairment charges related to aircraft leases in 2002 and 2001, a minority investment write-off in a European business in 2002, goodwill write-off of an Asian entity in 2002, and costs associated with a product recall initiated in 2001.

                           CONSOLIDATED BALANCE SHEETS
                              WHIRLPOOL CORPORATION
                         FOR THE YEARS ENDED DECEMBER 31
                             (millions of dollars)

                                                                      (unaudited)
                                                                          2002                 2001
                                                                     ---------------      ---------------
ASSETS
CURRENT ASSETS
Cash and equivalents                                                 $          192       $          316
Trade receivables, less allowances
        (2002:  $94 ;2001:   $93)                                             1,781                1,515
Inventories                                                                   1,089                1,110
Prepaid expenses                                                                 64                   59
Deferred income taxes                                                            83                  176
Other current assets                                                            118                  135
                                                                     ---------------      ---------------
Total Current Assets                                                          3,327                3,311

OTHER ASSETS
Investment in affiliated companies                                                7                  117
Goodwill, net                                                                   161                  685
Other intangibles, net                                                          182                   18
Deferred income taxes                                                           437                  354
Prepaid pension costs                                                            43                  208
Other                                                                           136                  222
                                                                     ---------------      ---------------
                                                                                966                1,604

PROPERTY, PLANT AND EQUIPMENT
Land                                                                             87                   56
Buildings                                                                       954                  886
Machinery and equipment                                                       4,793                4,372
Accumulated depreciation                                                     (3,496)              (3,262)
                                                                     ---------------      ---------------
                                                                              2,338                2,052

                                                                     ---------------      ---------------
Total Assets                                                         $        6,631       $        6,967
                                                                     ===============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable                                                        $          221       $          148
Accounts payable                                                              1,631                1,427
Employee compensation                                                           273                  252
Deferred income taxes                                                           100                  102
Accrued expenses                                                                664                  623
Restructuring costs                                                             122                   77
Accrued product recalls                                                           -                  239
Other current liabilities                                                       283                  195
Current maturities of long-term debt                                            211                   19
                                                                     ---------------      ---------------
Total Current Liabilities                                                     3,505                3,082

OTHER LIABILITIES
Deferred income taxes                                                           117                  177
Pension benefits                                                                358                  143
Postemployment benefits                                                         487                  480
Product warranty                                                                 57                   45
Other liabilities                                                               198                  160
Long-term debt                                                                1,092                1,295
                                                                     ---------------      ---------------
                                                                              2,309                2,300

MINORITY INTERESTS                                                               78                  127

STOCKHOLDERS' EQUITY
Common stock, $1 par value:                                                      87                   86
    Shares authorized- 250 million
    Shares issued- 87.1 million (2002); 85.7 million (2001)
    Shares outstanding-68.2 million (2002); 67.2 million (2001)
Paid-in capital                                                                 582                  480
Retained earnings                                                             1,985                2,470
Accumulated other comprehensive income (loss)                                  (999)                (697)
Treasury stock - 18.9 million (2002); 18.4 million (2001)                      (916)                (881)
                                                                     ---------------      ---------------
Total Stockholders' Equity                                                      739                1,458

                                                                     ---------------      ---------------

Total Liabilities and Stockholders' Equity                           $        6,631       $        6,967
                                                                     ===============      ===============

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              WHIRLPOOL CORPORATION
                         FOR THE YEARS ENDED DECEMBER 31
                              (millions of dollars)

                                                                                     (Unaudited)
                                                                                         2002             2001
-------------------------------------------------------------------------------     -------------     ------------
OPERATING ACTIVITIES
Net earnings (loss)                                                                 $        (394)    $         21
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Cumulative effect of a change in accounting principle                                         613                8
Equity in losses of affiliated companies,
    less dividends received                                                                    27                4
Loss on disposition of assets                                                                  32               33
Loss on discontinued operations                                                                43               21
Depreciation and amortization                                                                 405              396
Changes in assets and liabilities, net of business acquisitions:
    Trade receivables                                                                         (67)             116
    Inventories                                                                               101              (26)
    Accounts payable                                                                           63              230
    Product recalls                                                                          (239)             239
    Restructuring charges, net of cash paid                                                    33               74
    Taxes deferred and payable, net                                                           157             (129)
    Tax paid on cross currency interest rate swap gain                                        (86)               -
    Other - net                                                                               124               37
                                                                                    -------------     ------------
Cash Provided By Operating Activities                                               $         812     $      1,024
                                                                                    -------------     ------------

INVESTING ACTIVITIES
Capital expenditures                                                                $        (430)    $       (378)
Acquisitions of businesses, less cash acquired                                               (179)               -
Proceeds of cross-currency interest rate swaps                                                  -              209
                                                                                    -------------     ------------
Cash Used for Investing Activities                                                  $        (609)    $       (169)
                                                                                    -------------     ------------


FINANCING ACTIVITIES
Net proceeds (repayments) of short-term borrowings                                  $        (165)    $       (790)
Proceeds of long-term debt                                                                      6              301
Repayments of long-term debt                                                                  (30)             (80)
Dividends paid                                                                                (92)            (113)
Purchase of treasury stock                                                                    (46)             (43)
Other                                                                                           4               72
                                                                                    -------------     ------------
Cash Used for Financing Activities                                                  $        (323)    $       (653)
                                                                                    -------------     ------------
Effect of Exchange Rate Changes on Cash and Equivalents                             $          (4)    $          -
                                                                                    -------------     ------------
Increase (Decrease) in Cash and Equivalents                                         $        (124)    $        202
Cash and Equivalents at Beginning of Period                                                   316              114
                                                                                    -------------     ------------
Cash and Equivalents at End of Period                                               $         192     $        316
                                                                                    =============     ============


------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL INFORMATION- FREE CASH FLOW:
-----------------------------------------
Cash Provided by Operating Activities                                               $         812     $      1,024

Capital expenditures                                                                         (430)    $       (378)

Dividends paid                                                                                (92)            (113)

                                                                                    ------------------------------
    Free cash flow                                                                  $         290     $        533
                                                                                    ==============================

------------------------------------------------------------------------------------------------------------------

                                       6